UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 27, 2019

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On March 27, 2019, ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”), Raptor Operations Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ON Semiconductor (“Merger Subsidiary”), and Quantenna Communications, Inc., a Delaware corporation (“Quantenna”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The acquisition consideration represents equity value of approximately $1.07 billion and enterprise value of approximately $936 million, after accounting for Quantenna’s net cash of approximately $136 million at the end of fourth quarter of 2018.

Pursuant to the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into Quantenna (the “Merger”), with Quantenna continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of ON Semiconductor. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Quantenna’s common stock, par value $0.0001 per share (the “Shares”), outstanding immediately prior to the Effective Time (other than Shares held by (a) ON Semiconductor or its subsidiaries immediately prior to the Effective Time, (b) Quantenna as treasury stock and (c) stockholders of Quantenna who properly exercised their appraisal rights under the Delaware General Corporation Law) will automatically be canceled and converted into the right to receive $24.50 per Share in cash, without interest (the “Merger Consideration”). In addition, at or immediately prior to the Effective Time, (i) each option to purchase Shares that has an exercise price per Share that is less than the Merger Consideration will be canceled and converted into the right to receive the Merger Consideration, net of the applicable exercise price, and in the case of each unvested option, payable at the times and subject to the contingencies specified in the Merger Agreement (but in no event later than the end of the calendar year in which the Effective Time occurs), (ii) each option to purchase Shares that has an exercise price per Share that is equal to or greater than the Merger Consideration will be canceled without payment, (iii) each vested restricted stock unit award will be canceled and converted into the right to receive the Merger Consideration, and (iv) each unvested restricted stock unit award will be canceled and converted into the right to receive the Merger Consideration, payable on the same vesting schedule that applied to such award, subject to certain conditions specified in the Merger Agreement.

Completion of the Merger is subject to the satisfaction of several conditions, including: (i) adoption of the Merger Agreement by the requisite vote of Quantenna’s stockholders; (ii) the expiration or termination of any applicable waiting period relating to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable antitrust laws of certain other jurisdictions; and (iii) certain other customary conditions.

ON Semiconductor and Quantenna have made customary representations, warranties and covenants in the Merger Agreement, including covenants: (i) in the case of Quantenna, to cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable following the clearance of a proxy statement in connection with the Merger by the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of voting on the adoption of the Merger Agreement; (ii) to use its reasonable best efforts to effect all registrations, filings and submissions required pursuant to governmental approvals and other applicable laws; and (iii) to cooperate with each other and use reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable. Quantenna has agreed to conduct its business in the ordinary course consistent with past practice, including not taking certain specified actions, prior to the consummation of the Merger or the termination of the Merger Agreement pursuant to its terms.

In addition, Quantenna has agreed not to: (i) solicit, initiate, knowingly facilitate or encourage the submission of any inquiry, proposal or offer which constitutes or would reasonably be expected to result in any alternative proposal for the acquisition of Quantenna; (ii) enter into, continue or participate in any discussions or negotiations with third parties regarding, or furnish any non-public information to third parties in connection with any alternative proposal for the acquisition of Quantenna; (iii) approve, recommend or declare advisable, or enter into any agreement related to any alternative proposal for the acquisition of Quantenna; or (iv) change Quantenna’s recommendation that stockholders of Quantenna adopt the Merger Agreement. However, subject to the satisfaction of certain conditions, Quantenna and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include, prior to adoption of the Merger Agreement by the requisite vote of Quantenna’s stockholders, changing the board of directors’ recommendation following receipt of an acquisition proposal, if the board of directors of Quantenna has determined in good faith after consultation with its outside legal counsel and financial advisors that failure to do so would reasonably be expected to result in a breach of the directors’ fiduciary duties under applicable law. In addition, the board of directors of Quantenna is permitted to change its recommendation, for reasons not related to the receipt of an acquisition proposal, if an intervening event occurs and the board of directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would reasonably be expected result in a breach of the directors’ fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for each of ON Semiconductor and Quantenna and further provides that, upon termination of the Merger Agreement, under specified circumstances, Quantenna may be required to pay ON Semiconductor a termination fee of $32.165 million.

The Merger Agreement has been adopted by the boards of directors of each of ON Semiconductor and Quantenna, and the board of directors of Quantenna has recommended that stockholders of Quantenna adopt the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Quantenna, ON Semiconductor or Merger Subsidiary in any public reports filed with the SEC by Quantenna or ON Semiconductor. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by Quantenna to ON Semiconductor in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Quantenna, ON Semiconductor and Merger Subsidiary, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts with respect to Quantenna, ON Semiconductor or Merger Subsidiary. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 7.01 Regulation FD Disclosure.

On March 27, 2019, ON Semiconductor and Quantenna issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 27, 2019, ON Semiconductor posted an investor presentation relating to the transactions contemplated by the Merger Agreement to the investor relations section of its website. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the consummation and benefits of the acquisition by ON Semiconductor of Quantenna. These forward-looking statements are based on information available to each of ON Semiconductor and Quantenna as of the date of this Current Report on Form 8-K and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the control of ON Semiconductor and Quantenna. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of ON Semiconductor or Quantenna, or their respective businesses may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; difficulties encountered in integrating Quantenna, including the potentially accretive and synergistic benefits; difficulties leveraging desired growth opportunities and markets; the possibility that expected benefits and cost savings may not materialize as expected; revenue and operating performance; economic conditions and markets (including current financial conditions); risks related to the ability to meet assumptions regarding outlook for revenue and gross margin as a percentage of revenue; effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in product demand; changes in inventories at customers and distributors; technological and product development risks; enforcement and protection of intellectual property rights and related risks; risks related to the security of information systems and secured network; availability of raw materials, electricity, gas, water and other supply chain uncertainties; the ability to effectively shift production to other facilities when required in order to maintain supply continuity for customers; variable demand and the aggressive pricing environment for semiconductor products; the ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for current products; risks that acquisitions or dispositions may disrupt current plans and operations, the risk of unexpected costs, charges or expenses resulting from acquisitions or dispositions and difficulties arising from integrating and consolidating acquired businesses; the timely filing of financial information with the SEC for acquired businesses and the ability to accurately predict the future financial performance of acquired businesses; competitor actions, including the adverse impact of competitor product announcements; pricing and gross profit pressures; loss of key customers or distributors; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings and synergies from restructurings; significant litigation; risks associated with decisions to expend cash reserves for various uses in accordance with ON Semiconductor’s capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs; risks associated with substantial leverage and restrictive covenants in debt agreements that may be in place from time to time; risks associated with ON Semiconductor’s worldwide operations, including changes in trade policies, foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting operations or financial results; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks of changes in U.S. or international tax rates or legislation, including the impact of the recent U.S. tax legislation; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; risks related to new legal requirements; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the SEC on February 20, 2019, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings of ON Semiconductor with the SEC. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and ON Semiconductor does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as may be required by law.

Additional Information about the Acquisition and Where to Find It

For additional information, visit ON Semiconductor’s corporate website, www.onsemi.com, and the SEC’s website, www.sec.gov. The information on ON Semiconductor’s website is not part of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 27, 2019, by and among Quantenna Communications, Inc., ON Semiconductor Corporation and Raptor Operations Sub, Inc.*

99.1	Press release for ON Semiconductor Corporation, dated March 27, 2019, announcing strategic transaction to acquire Quantenna.

99.2	ON Semiconductor Corporation investor presentation, dated March 27, 2019.

*

ON Semiconductor has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and, upon request by the SEC, agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

March 27, 2019	By:	/s/ Bernard Gutmann
Name: Bernard Gutmann
Title: Executive Vice President, Chief Financial Officer, and Treasurer